SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                   _________________________________

                               FORM 8-K

                            Current Report
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   November 15, 2000


                     CONTEX ENTERPRISE GROUP, INC.
        (Exact name of Registrant as Specified in its Charter)


 Colorado                    0-25319               84-1191355

(State of Incorporation)    (Commission File       (IRS Employer
                             Number)                Identification No.)


               136 Freeway Drive, East Orange, NJ 07018
               (Address of principal executive offices)

                          (973) 266-7020
                     Registrant's Telephone Number

              1629 York Street, Suite 101, Denver, CO 80206
            (Former Address, if Changed Since Last Report)


Item 2.  Acquisition of Transportation Logistics Int'l, Inc.

     On November 15, 2000 the Registrant acquired all of the outstanding capital stock of Transportation Logistics Int'l, Inc., a New York corporation ("TLI"). The Registrant issued 17,760,000 shares of its common stock in exchange for the TLI shares. The number of shares issued was the result of arms-length negotiations between management of the Registrant and management of TLI. Prior to this transaction, there was no relationship of any kind between the management and affiliates of TLI and the management and affiliates of the Registrant.

     The TLI capital stock was owned by 17 shareholders, and the 17,760,000 shares issued in consideration for the TLI capital stock has been distributed among those 17 shareholders in proportion to their ownership of TLI shares. The following shareholders are the only holders of more than five percent of the 20,360,000 shares of common stock of the Registrant that were outstanding upon completion of the TLI acquisition:

Shareholder                   Shares        % of Outstanding
------------------------------------------------------------
Michael Margolies             9,216,589      45.3%
Margolies Family Trust        2,618,350      12.9%
Rewico Investment Limited     2,487,432      12.2%
Jim Thorpe                    1,314,412       6.5%
Sally Blackman                1,256,808       6.2%

     The individuals who were the officers and directors of the Registrant prior to the acquisition have resigned. The following individuals are now the officers and directors of the Registrant:

     Michael Margolies................. Chairman, Chief Executive Officer,
                                        Secretary,  Director

     Jim Thorpe........................ President, Chief Operating Officer,
                                        Director

     Robert I. Blackman................ Vice President, Director

     Rafael Behar.....................  Treasurer, Chief Financial Officer


                             EXHIBITS

1. Agreement and Plan of Reorganization dated October 6, 2000 among Contex Enterprise Group, Inc., Transportation Logistics Int'l, Inc., and the stockholders of Transportation Logistics Int'l, Inc.


2. Financial Statements of Transportation Logistics Int'l, Inc. for the year ended December 31, 1999 and for the period from inception to December 31, 1998 (audited) and for the six months ended June 30, 2000 (unaudited).

3. Pro Forma Financial Information - to be filed by amendment.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTEX ENTERPRISE GROUP, INC.

Dated: November 15, 2000                By:/s/ Michael Margolies
                                               ----------------------
                                               Michael Margolies
                                               Chief Executive Officer



     * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                                                              EXH. 1
                    AGREEMENT AND PLAN OF REORGANIZATION


AGREEMENT (the "Agreement") dated October 6, 2000, by, between and among CONTEX ENTERPRISE GROUP, INC., a company incorporated under the laws of the State of Colorado (hereinafter referred to as "CTEX"); TRANSPORTATION LOGISTICS INT'L, INC., a company incorporated under the laws of the state of New York (hereinafter referred to as "TLI"); and the persons listed on Exhibit "A" attached hereto and made a part hereof, being all of TLI's stockholders now and as of the closing date of this Agreement (hereinafter referred to as the "STOCKHOLDERS"):

WHEREAS, the STOCKHOLDERS own a total of 3,391,450 shares of common stock, $.001 par value, of TLI, said shares being one hundred (100%) percent of the issued and outstanding common stock of TLI; and

WHEREAS, the STOCKHOLDERS desire to transfer to CTEX and CTEX desires to acquire one hundred (100%) percent of such shares;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1. Purchase and Sale. The STOCKHOLDERS hereby agree to sell, transfer, assign and convey to CTEX and CTEX hereby agrees to purchase and acquire from the STOCKHOLDERS, one hundred (100%) percent of all of TLI's issued and outstanding common stock (the "TLI Common Shares"), in a reorganization pursuant to Section 368 (a)(1)(B) of the Internal Revenue Code.

2. Purchase Price. (a) The aggregate purchase price to be paid by CTEX for the TLI Common Shares shall be 17,760,000 shares of CTEX no par value voting common stock, (the "CTEX Common Shares"). The CTEX Common Shares will be issued to the individual STOCKHOLDERS in accordance with Exhibit "A-1", which is attached hereto. No fractional shares of CTEX Common
    Stock will be issued; in lieu thereof, the number of shares of CTEX Common Stock to be issued to each STOCKHOLDER will be rounded up to the next whole share. Each of the STOCKHOLDERS hereby agrees to the terms of this Agreement.

3. Warranties and Representations of TLI and STOCKHOLDERS. In order to induce CTEX to enter into this Agreement and to complete the transaction contemplated hereby, TLI and STOCKHOLDERS warrant and represent to CTEX as of the date hereof and as of the Closing that:

    (a) Organization and Standing. TLI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is qualified to do business as a foreign corporation in every state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of TLI's Certificate of Incorporation, amendments thereto and all current By-laws of TLI. No changes thereto will be made in any of the Exhibit "B" documents before the Closing.

    (b) Capitalization. As of the date hereof, TLI's entire authorized equity capital consists of 25,000,000 shares of Common Stock $.001 par value, of which 3,391,450 shares of Common Stock are issued and outstanding, and 10,000,000 shares of preferred stock, $.001 par value, none of which are now or will be issued and outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which TLI or the STOCKHOLDERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, other than TLI Common Shares issued as described in Section 2(b) herein. All of such TLI Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws. The 3,391,450 issued and outstanding TLI Common Shares shall constitute one hundred (100%) percent of the equity capital of TLI, which includes, inter alia, one hundred (100%) percent of TLI's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

    (c) Ownership of TLI Shares. As of the date hereof, the STOCKHOLDERS are the sole owners of the TLI Common Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the TLI Common Shares have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable State Securities laws. By the transfer of the TLI Common Shares to CTEX pursuant to this Agreement, CTEX will thereby acquire good and marketable title to 100% of the capital stock of TLI, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the TLI Common Shares will not have been registered under the '33 Act, or any applicable State Securities laws.

    (d) Taxes. TLI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a Material Adverse Effect on TLI. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which TLI is subject and STOCKHOLDERS have delivered true and complete copies of all such tax returns to CTEX.

    (e) Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting TLI, or against TLI's Officers or Directors or the STOCKHOLDERS that arise out of their operation of TLI, except as described in Exhibit "C" attached hereto. TLI is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products and/or services, the '33 Act, the Securities Exchange Act of 1934 (the
        "`34 Act") as amended, the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the securities laws and regulations of any state. Neither TLI nor STOCKHOLDERS are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

    (f) Governmental Regulation. No approval of any trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

    (g) Ownership of Assets. Except as set forth in Exhibit "E", TLI has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by TLI as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has TLI disposed of any such asset since the date of the most recent balance sheet described in
        Section 3(o) of this Agreement.

    (h) No Interest in Suppliers, Customers, Landlords or Competitors. Neither the STOCKHOLDERS nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of TLI.

    (i) No Debt Owed by TLI to STOCKHOLDERS. Except as set forth in Exhibit "F", TLI does not owe any money, securities, or property to either the STOCKHOLDERS or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly.

    (j) Corporate Records. All of TLI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of TLI are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by TLI, with respect to the business and operations of TLI, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

    (k) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to CTEX in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

    (l) Validity of the Agreement. All corporate and other proceedings required to be taken by the STOCKHOLDERS and by TLI in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the STOCKHOLDERS and by TLI, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, TLI's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which TLI or the STOCKHOLDERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by TLI can continue to be so conducted after completion of the transaction contemplated hereby, with TLI as a wholly-owned subsidiary of CTEX.

    (m) Enforceability of the Agreement. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by CTEX according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the time of such execution and delivery, CTEX will have acquired title in and to the TLI Common Shares free and clear of all claims, liens and encumbrances.

    (n) Access to Books and Records.    CTEX will have full and free access
        to TLI's books during the course of this transaction prior to and at the Closing, during regular business hours.

    (o) TLI Financial Statements. Attached hereto as Exhibit "G-1" are audited consolidated financial statements of TLI, for the periods from inception (July 1, 1998) through December 31, 1998 and for the fiscal year ended December 31, 1999, together with reviewed consolidated financial statements as of and for the six-month period ended June 30, 2000. Each of these TLI consolidated financial statements accurately describes TLI's financial position as of the dates thereof. TLI's audited, consolidated financial statements have been prepared by independent auditors in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934); and the audited and the reviewed financial statements cited herein present fairly in all material respects the financial condition of TLI as of the dates thereof.

    (p) TLI's Offering Circular. TLI's Offering Circular dated October 3, 2000 accurately describes TLI's business, assets, operations and management as of the date thereof; since the date of the Corporate Summary, there has been no Material Adverse Change in the Business Plan and no Material Adverse Change in TLI of any kind or nature whatsoever.

    (q) Compliance with Laws. TLI represents and warrants that it has complied with, and is not in violation of any applicable federal, state, or local statutes, laws or regulations as respects the owner-ship of its property or the operation of its business.

    (r) Compliance with Laws; Environmental or other Related Matters. TLI's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. TLI is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any Governmental Order applicable to TLI or by which any of its properties is subject, bound or affected.
        There is no Governmental Order outstanding against TLI (nor, to the best knowledge of TLI, threatened to be issued) that will or would have a Material Adverse Effect. Except as disclosed herein, TLI currently holds (and at the Closing will hold) all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of Governmental Authorities, whether Federal, state, local or foreign (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the Business, and all of the Permits are now and at the Closing will be in full force and effect.

    (s) TLI Financial Condition. On June 30, 2000, TLI had a consolidated tangible net worth of $1,094,420. At the Closing, CTEX shall receive a certificate signed by TLI's President and Treasurer, to the effect that there has been no Material Adverse Change in TLI's tangible net worth since June 30, 2000.

    (t) Public Relations.   Within 30 days after the Closing, TLI will hire
        an experienced public relations firm to act as CTEX's financial public relations representative after the Closing.

    (u) Post-Closing Representations.   As soon as practicable after the
        Closing of the Acquisition, TLI's management, as the new management of CTEX, will (i) change CTEX's corporate name to Transportation Logistics Int'l, Inc.; (ii) prepare an application for CTEX's common stock to trade on the NASDAQ SmallCap, (or the NASDAQ National Market System, if eligible); and (iii) take the necessary steps to ensure that CTEX remains current in its SEC filings at all times. For a period of at least one year after Closing, new management of CTEX will not reverse split CTEX's common stock except in connection with a proposed secondary public offering, and only if required by the terms of the underwriting agreement with a reputable investment banking firm.

4. Warranties and Representations of CTEX. In order to induce the STOCKHOLDERS and TLI to enter into this Agreement and to complete the transaction contemplated hereby, CTEX warrants and represents to TLI and STOCKHOLDERS that:

    (a) Organization and Standing. CTEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

    (b) Capitalization. CTEX's entire authorized equity capital currently consists of 50,000,000 shares of voting common stock, no par value, and 5,000,000 shares of preferred stock. As of the Closing, after giving effect to the issuance of 17,760,000 restricted CTEX Common Shares, CTEX will have 50,000,000 shares of Common Stock, no par value authorized and 20,360,000 shares of voting common stock, no par value issued and outstanding, and 5,000,000 shares of $.01 par value
        Preferred Stock authorized, 10,000 of which will be issued and outstanding. Upon issuance, all of the CTEX Common Stock will be validly issued fully paid and non-assessable. The relative rights and preferences of CTEX's equity securities are set forth on the Certificate of Incorporation, as amended and CTEX's By-laws (Exhibit "H" hereto). There are no other voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which CTEX is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security. The By-laws of CTEX provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of CTEX. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of CTEX. Accordingly, as of the Closing the 17,760,000 restricted shares being issued to the STOCKHOLDERS in exchange for 100% of the shares of TLI will constitute 87.2% of the 20,360,000 shares of CTEX which will then be issued and outstanding, which includes, inter alia, that same percentage of CTEX's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

    (c) Ownership of Shares. By CTEX's issuance of the CTEX Common Shares to the STOCKHOLDERS pursuant to this Agreement, the STOCKHOLDERS will thereby acquire good and marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such CTEX shares will not have been registered under the '33 Act.

    (d) Significant Agreements. CTEX is not and will not at Closing be bound by any of the following other than where already disclosed in any other exhibit, unless specifically listed in Exhibit "I" hereto:

        (i) Employment, advisory or consulting contract;
       (ii) Plan providing for employee benefits of any nature;
      (iii) Lease with respect to any property or equipment;
       (iv) Contract or commitment for any future expenditure in excess of $1,000;
        (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;
       (vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in this Agreement;
      (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

    (e) Taxes. CTEX has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns such that a failure to file, pay or accrue will not have a Material Adverse Effect on CTEX. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which CTEX is subject and CTEX will deliver to TLI true and complete copies of all such tax returns through the period ended February 28, 2000.

    (f) Absence of Liabilities. At and as of the Closing Date, CTEX will have no liabilities of any kind or nature, undisclosed fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which CTEX agrees to be responsible and to pay in full at or before the Closing.

    (g) No Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting CTEX, or against any of CTEX's officers or directors and arising out of their operation of CTEX that are reasonably likely to have a Material Adverse Effect on CTEX. CTEX is not knowingly in violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the 1934 Act, as amended, the Rules and Regulations of the SEC, or the securities laws and regulations of any state. CTEX is not an investment company as defined in the Securities laws.

    (h) Corporate Records. All of CTEX's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; all of said books and records will be delivered to CTEX's new management at the Closing.

    (i) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to TLI in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

    (j) Validity of the Agreement. All corporate and other proceedings required to be taken by CTEX in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by CTEX, and constitutes a valid and binding obligation of CTEX except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, CTEX's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which CTEX is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

    (k) Enforceability of the Agreement. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by TLI and the STOCKHOLDERS according to their terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights; and at the time of such execution and delivery, the STOCKHOLDERS will have acquired good, marketable title in and to the CTEX Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

    (l) Access to Books and Records. TLI and STOCKHOLDERS will have full and free access during regular business hours and on reasonable prior notice to CTEX's books and records during the course of this transaction prior to and at the Closing.

    (m) CTEX Financial Statements. Upon signing this Agreement, CTEX will provide TLI with three years of audited financial statements (through February 28, 2000), which will be audited in accordance with GAAP by independent certified public accountants.

    (n) CTEX Financial Condition. After consummation of all of the transactions contemplated hereby, CTEX will have no assets or liabilities of any kind or nature whatsoever.

    (o) CTEX Shareholders' List. Immediately upon signing this Agreement, CTEX will provide TLI with a current shareholders' list, for CTEX's approval.

    (p) Trading Status. CTEX's common stock is now and as of the Closing will be publicly traded on the OTC Bulletin Board, with the symbol CTEX.

    (q) SEC Status.    CTEX is now and as of Closing will be a reporting
        issuer under the '34 Act. As of the date hereof and as of the Closing, CTEX has and will have filed all reports with the SEC that CTEX will have been required to file.

    (r) Directors' Approval. Promptly upon the signing of this Agreement, CTEX'S Board of Directors, by unanimous consent or meeting, will authorize the matters described in section 7(b)(i) herein.

5. Term. All representations, warranties, covenants and agreements made by any party herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto.

6. The CTEX Shares and TLI Shares. All of the CTEX and the TLI Common Shares shall be validly issued, fully-paid and non-assessable shares of CTEX and TLI Common Stock respectively, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

7.  Conditions Precedent to Closing.

    (a) The obligations of TLI and STOCKHOLDERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

        (i) That CTEX's representations and warranties contained herein shall be true and correct at the time of Closing, as if such representations and warranties were made at such time and that there shall have been no Material Adverse Change with respect to CTEX; and TLI shall have received a Certificate to such effect signed by a duly authorized officer of CTEX;
       (ii) That CTEX in all material respects shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing;
      (iii) That CTEX's directors shall have properly approved all of the matters described in Section 7(b)(i) herein including, without limitation, their resignations and the appointment of TLI's designees;
       (iv) That CTEX shall have filed a Rule 14f-1 notice with the SEC and mailed such notice to its stockholders at least 10 days before the Closing and shall not have received any comments thereto from the SEC; and
        (v) That CTEX's common stock will continue to be listed for trading on the OTC Bulletin Board (Current Symbol: CTEX).

    (b) The obligations of CTEX under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

        (i) That CTEX's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the resignation of all of CTEX'S current directors and officers and the election of up to three designees of TLI to serve as directors in place of CTEX's current directors; and will have approved such other changes as are consistent with this Agreement and approved by TLI for submission to CTEX stockholders after the Closing;
       (ii) That TLI's and STOCKHOLDERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and that there shall have been no Material Adverse Change with respect to TLI; and CTEX shall have received a certificate of TLI; and effect signed by a duly authorized officer of TLI; and
      (iii) That TLI and STOCKHOLDERS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing Date and CTEX shall have received a Certificate of TLI and STOCKHOLDERS to such effect signed by or duly authorized officer of TLI and by each of the STOCKHOLDERS.

 8. Termination. This Agreement may be terminated at any time before or at Closing, by:

    (a) The mutual agreement of the parties;

    (b) Any party if:
        (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished.
       (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

    Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

9. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

10. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquish-ment of such right or power at any other time or times.

11. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after the latter of (a) TLI and STOCKHOLDERS owning at least 90% of TLI's outstanding common stock approving this Agreement, which approval must take place on or before November 1, 2000 or else CTEX may terminate this transaction; or (b) 10 days after the 14f-1 notice has been filed with the SEC and mailed to CTEX shareholders, provided the SEC has not commented with respect thereto; or (c) such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

12. No Third Party Beneficiaries. The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

13. Assignment; Binding Effect. This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective permitted assigns, transferees and successors of the parties. This Agreement may not be assigned or transferred in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

14. Material Adverse Effect; Material Adverse Change. As used in this Agreement, "Material Adverse Effect" or "Material Adverse Change" with respect to a party means any change in, or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business results of operations, prospects or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and its Subsidiaries, taken as a whole.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                                  CONTEX ENTERPRISE GROUP, INC.

                                  By:     ____________________________________
                                          Gary C. Clark, President
                                          TRANSPORTATION LOGISTICS INT'L, INC.

                                  By:     ____________________________________
                                          Michael Margolies, CEO & Chairman


STOCKHOLDERS:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



______________________________        ________________________________
Michael Margolies                     Elaine Margolies, Trustee of the
                                      Margolies Family Trust

______________________________        ________________________________
Rewico Investment Limited             James Thorpe


______________________________        _________________________________
Sally Blackman                        Kevin Whitmore


______________________________        _________________________________
David L. Ganz                         David Paul Parson


______________________________        _________________________________
Lisa Marie Thorpe                     Mohammed Rezaul Karim


______________________________        _________________________________
Mohammed Abu Baker Sarker             Khondaker Azizur Rahaman


______________________________        _________________________________
Mohammed Saiful Islam Bhuiyan         Wahidur Rahman


______________________________        _________________________________
Alan Cole                             Kathleen McArthur


______________________________
Robert Murphy




     * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
                                                          EXH. 2

                 TRANSPORTATION LOGISTICS INT'L. INC.
                          AND SUBSIDIARIES
                        FINANCIAL STATEMENTS
           DECEMBER 31, 1999 AND JUNE 30, 2000 (UNAUDITED)





                           CONTENTS


                                                         PAGE

  Independent Auditor's Report                            1.

  Consolidated Balance Sheet                              2.

  Consolidated Statements of Operations                   3.

  Consolidated Statement of Changes in Shareholder's
   Equity                                                 4.

  Consolidated Statements of Cash Flows                   5.

  Notes to the financial statements                       6.-18.




               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders' of Transportation Logistics Int'l, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Transportation Logistics Int'l Inc. as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1999 and the period from inception from July 1, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transportation Logistics Int'l, Inc. and subsidiaries as of December 31, 1999, and the results of its operations and cash flows for the year ended December 31, 1999 and for the period from inception July 1, 1998 to December 31, 1998, in conformity with generally accepted accounting principles.


           Schuhalter, Coughlin & Suozzo, LLC
           Raritan, New Jersey
           August 6, 2000


        TRANSPORTATION LOGISTICS INT'L INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS

      ASSETS                                        DECEMBER 31,   JUNE 30,
                                                       1999          2000
                                                                 (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                      $  224,540      $  186,196
  Accounts receivable, net of allowance for
    doubtful accounts of $44,900 and $111,397
    respectively                                  1,105,681       2,719,451
  Prepaid expenses                                  110,464          28,287
  Deferred income taxes                              21,860          21,860
                                                  ---------       ---------
      TOTAL CURRENT ASSETS                        1,462,545       2,955,794
                                                  ---------       ---------
PROPERTY AND EQUIPMENT, at cost, less accumulated
  depreciation of $138,915 and $505,169
  respectively                                      438,051         593,186

OTHER ASSETS
  Goodwill and Customer lists, net of accumulated
  amortization of $30,615 and $47,397 respectively  182,586         205,870
  Loan receivable stockholders                      102,098         102,098
  Security deposits and deferred lease payment       34,256          88,891
  Deferred income taxes                                 405             405
  Loan receivable affiliates                         39,364         378,054
                                                  ---------       ---------
      TOTAL OTHER ASSETS                            358,709         775,318
                                                  ---------       ---------
      TOTAL ASSETS                               $2,259,305      $4,324,298
                                                 ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                               $  853,844      $2,582,988
  Accrued expenses                                  147,442         190,089
  Note payable to bank                              141,652         177,462
  Income taxes payable                                1,052           1,052
  Current portion of capitalized lease
   obligations                                       15,008           9,340
  Due to related party                               90,000               -
                                                  ---------       ---------
      TOTAL CURRENT LIABILITIES                   1,248,998       2,960,931
                                                  ---------       ---------
Capitalized lease obligations, net of current
 portion                                              4,330           3,110
Deferred taxes                                        7,215           9,415
                                                  ---------       ---------
      TOTAL LIABILITIES                           1,260,543       2,973,456
                                                  ---------       ---------
SHAREHOLDERS' EQUITY
  Preferred stock, $.001 par value; 10,000,000
   shares authorized, and 2,600,000 shares
   issued and outstanding                             2,600           2,600
  Common stock, $.001 par value; 25,000,000
   shares authorized, and 175,000 and 657,290
   shares issued and outstanding respectively           175             657
  Paid-in capital                                   958,308       1,328,767
  Accumulated other comprehensive income              3,455         (21,001)
  Retained earnings                                  34,224          39,819
                                                  ---------       ---------
      TOTAL SHAREHOLDERS' EQUITY                    998,762       1,350,842
                                                  ---------       ---------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $2,259,305      $4,324,298
                                                 ==========      ==========

The accompanying notes are an integral part of these consolidated financial statements.


            TRANSPORTATION LOGISTICS INT'L INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS


                                      Period From
                                        July 1,
                                         1998                      For the
                                       (Date of                      Six
                                       Inception)      Year         Months
                                          to           Ended        Ended
                                      December 31,  December 31,   June 30,
                                         1998          1999          2000
                                                                 (Unaudited)

Operating Revenues                  $  776,225      $6,968,719    $6,702,764

Direct Operating Expenses              452,286       5,367,216     4,395,061
                                      --------       ---------     ---------
Gross Profit                           323,939       1,601,503     2,307,703
                                      --------       ---------     ---------
Operating Expenses
  Selling, general and administrative  274,322       1,017,192     1,920,617
  Depreciation and amortization         18,775         136,750       120,744
  Start up costs (International
   Agency Network)                           -         456,125       255,100
                                      --------       ---------     ---------
      Total Operating Expenses         293,097       1,610,067     2,296,461
                                      --------       ---------     ---------
Operating Income (Loss)                 30,842          (8,564)       11,242

Other Income (Expense):
  Interest (expense)                         -          (3,809)       (3,447)
  Sale of fixed assets                       -           1,787             -
  other income (expense)                     -               -             -
                                      --------       ---------     ---------
  Income (loss) before income taxes     30,842         (10,586)        7,795

  Benefit (provision) for income taxes  (7,177)         21,145        (2,200)
                                      --------       ---------     ---------
  Net Income                        $   23,665      $   10,559     $   5,595
                                      ========       =========      ========


Net income per share:
  Basic and diluted                 $     .316      $     .060     $    .010
                                     =========       =========      ========
Weighted average shares
  Basic and diluted                     75,000         175,000       657,290
                                     =========       =========      ========

The accompanying notes are an integral part of these consolidated financial statements.



           TRANSPORTATION LOGISTICS INT'L INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE PERIOD
       FROM JULY 1, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998
             AND SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)


                                                                                    Accumulated
                                                               Additional           Other
                       Preferred Stock       Common Stock      Paid-in    Retained  Comprehensive
                       Shares     Amount   Shares    Amount    Capital    Earnings  Income        Total
=============================================================================================================
July 1, 1998                -    $      -       -    $     -    $       -  $      -   $      -      $      -
Stock issued for
 the period         2,600,000       2,600  75,000         75      695,290                            697,965
Net income for the
 period from July 1,
 1998 (date of
 inception) to
 December 31, 1998          -           -       -          -            -    23,665          -        23,665

Balance,
 December 31, 1998  2,600,000       2,600  75,000         75      695,290    23,665          -       721,630

Stock issued for
 the period                 -           - 100,000        100      263,018         -          -       263,118
Foreign currency
 translation
 adjustment                 -           -       -          -            -         -      3,455         3,455
Net income for the
 year                       -           -       -          -            -    10,559          -        10,559
                    ----------------------------------------------------------------------------------------
Balance,
 December 31, 1999  2,600,000       2,600 175,000        175      958,308    34,224      3,455       998,762

Issuance of common
 stock in
 consideration for
 100% of common
 stock of Rewico
 America, Inc.              -           - 475,000        475      370,459         -          -       370,934
Issuance of common
 stock in
 consideration for
 100% of TLI
 Bangladesh                 -           -   7,290          7            -         -          -             7
Foreign currency
 translation
 adjustment                 -           -       -          -            -         -    (24,456)      (24,456)

Period June 30, 2000
 (unaudited)                -           -       -          -            -     5,595          -         5,595
                    ----------------------------------------------------------------------------------------
Balance
 June 30 2000       2,600,000     $ 2,600 657,290      $ 657  $ 1,328,767  $ 39,819   $(21,001)   $1,350,842
                    =========       ===== =======       ====    =========    ======    =======     =========


The accompanying notes are an integral part of these consolidated financial statements.


             TRANSPORTATION LOGISTICS INT'L INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS




                                           Period From
                                             July 1,
                                              1998
                                            Date of
                                           Inception)      Year      Six Months
                                               to          Ended       Ended
                                           December 31,  December 31, June 30,
                                              1998         1999        2000
                                                                    (Unaudited)
Cash Flows From Operating Activities:
  Net income (loss)                      $  23,665     $  10,559    $   5,595
  Bad debt expense                           1,457       146,419       22,256
  Depreciation and amortization             18,775       136,750      120,744
  Gain on sale of fixed assets                   -        (1,787)           -
  Deferred income tax                        4,530       (21,145)       2,200
  Adjustments to reconcile net loss to net cash
   used in operating activities
   Decrease (increase) in accounts
    receivable                            (288,150)     (574,903)    (229,384)
   Decrease (increase) in prepaid
    expenses                               (44,147)      (66,317)      87,689
   Decrease (increase) in prepaid income
    taxes                                        -             -      113,173
   Decrease (increase) in security
    deposits                                (3,000)      (31,256)     (40,738)
   (Decrease) increase in accounts
    payable and accrued expenses           105,453       554,927      399,506
   (Decrease) increase in income taxes
     payable                                 2,677             -            -
    Increase in due to related party        90,000             -            -
                                          --------      --------     --------
   Net cash provided by (used in) operating
    activities                             (89,100)      153,247      481,041
                                          --------      --------     --------
Cash Flows From Investing Activities:
  Purchase of property and equipment      (155,395)     (389,387)    (119,158)
  Acquisition of business                  (68,000)            -            -
  Advances to associates                         -       (16,170)           -
  Cash from Rewico acquisition                   -             -      125,404
                                          --------      --------     --------
   Net cash (used in) investing
    activities                            (223,395)     (405,557)       6,246
                                          --------      --------     --------
Cash Flows From Financing Activities:
  Issuance of capital stock                603,827       139,118            -
  Shareholder loans, net                         -       (95,093)     (83,504)
  Repayment of capitalized leases                -          (149)      (6,888)
  Proceeds from bank loans                       -       141,642       35,810
  Loans to affiliates                            -             -     (471,049)
                                          --------      --------     --------
   Net cash provided by financing
    activities                             603,827       185,518     (525,631)
                                          --------      --------     --------
Net increase (decrease) in cash and
 cash equivalents                          291,332       (66,792)     (38,344)
Cash and cash equivalents -
 beginning of period                             -       291,332      224,540
                                          --------      --------     --------
Cash and cash equivalents -
 end of period                           $ 291,332     $ 224,540    $ 186,196
                                          ========      ========     ========

The accompanying notes are an integral part of these consolidated financial statements.



           TRANSPORTATION LOGISTICS INT'L, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 1999
              (UNAUDITED FOR THE PERIOD ENDED JUNE 30, 2000)

NOTE 1 - NATURE OF BUSINESS

Transportation Logistics Int'l, Inc. (TLI or the Company) was incorporated March 23, 1999 in the State of New York. The Company is an international logistics management company which owns and operates several subsidiaries, each of which does business within the various facets of transportation.
The Company through its subsidiary CDA North America, Inc. also leases commercial drivers and warehouse personnel to broad line, specialty, food service and general merchandise distributors on a straight lease or temporary to permanent basis. Through its subsidiary Pupil Transportation, Inc. provides student transportation services.

Effective April 1, 1999 the Company was assigned all of the issued and outstanding capital stock of Transportation Logistics Int'l (UK), a United Kingdom corporation, Pupil Transportation, Inc., a New Jersey corporation and CDA North America, Inc., a New York corporation (the subsidiaries) from Transportation Equities, Inc. (assignor) in exchange for $10 and all of the issued shares of the Company.

As of November 13, 1998 the Company purchased the equipment, goodwill and customer lists of Commercial Driver Alternatives, Inc. through its subsidiary CDA North America, Inc., a commercial driver leasing company with an effective date of November 13, 1998. The Company issued 75,000 shares of common stock and the balance of the purchase price of $68,000 was paid in cash.

On March 26, 1999 the Company acquired all the shares and assets of Transportation Logistics Int'l UK (TLIUK) formerly Avair Freight Services Ltd.
(UK), an international freight brokerage company, deemed to be effective March 26, 1999. The Company issued 100,000 shares of common stock to the former shareholders of Avair Freight Services (UK) Ltd.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries from their respective dates of acquisition or inception. Inter-company transactions and balances have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information

The interim financial information at June 30, 2000 and for the six months ended June 30, 2000 is unaudited but, in the opinion of management, has been prepared on the same basis as the annual financial statements and includes all adjustments (consisting of normal recurring adjustments) that Transportation Logistics Int'l, Inc. and subsidiaries considers necessary for a fair presentation of its financial position at such date and its operating results and cash flows for those periods. Results for the interim period are not necessarily indicative of the results to be expected for the entire year, or any future period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Principles of Consolidation

The accompanying consolidated balance sheet at December 31, 1999 includes the accounts of the Company and its wholly owned subsidiaries Transportation Logistics Int'l (UK), CDA North America Inc. and Pupil Transportation, Inc. with results of operations included for the period since the effective date of acquisition, March 26, 1999 for Transportation Logistics Int'l (UK) Ltd., November 13, 1998, for CDA North America, Inc., and from the date of inception July 1, 1998 for Pupil Transportation, Inc. All material inter-company accounts and transactions have been eliminated.

Property and Equipment

Property and equipment are valued at cost. Gains and losses on disposition of property are reflected in income. Depreciation is computed using the straight-line method over three to five year estimated useful lives of the assets. Repairs and maintenance which do not extend the useful life of the related assets are expensed as incurred. Depreciation expense charged to operations in 1999 and 1998 was $108,570 and $15,630, respectively.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Earnings Per Common Share

For the period ended December 31, 1998, and all periods presented thereafter, the Company adopted FASB 128 to compute earnings per share. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Goodwill

Goodwill represents the cost of acquired businesses in excess of fair value of the related net assets at acquisition and is amortized on a straight-line basis over 10 to 15 years. Amortization expense charged to operations for 1999 and 1998 was $28,080 and $3,145, respectively.

Income Taxes

The Company and its wholly owned subsidiaries file a consolidated Federal income tax return. Transportation Logistics Int'l, Inc. uses the asset and liability method in providing income taxes on all transactions that have been recognized in the consolidated financial statements. The asset and liability method requires that deferred taxes be adjusted to reflect the tax rates at which future taxable amounts will be settled or realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period such changes are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

Intangible Assets

Intangible assets are being amortized as follows:

Goodwill                 10 - 15 years
Customer Lists                 5 years

Financial Instruments

The following methods and assumptions were used by the Company to estimate the fair values of financial instruments as disclosed herein:

Cash and Cash Equivalents: The carrying amount approximates fair value because of the short period to maturity of the instruments.

Notes Receivable: The fair value of notes receivable is estimated based on discounted cash flows using the current risk weighted interest rate.

Accounts Receivable/Payable:  The carrying amount approximated fair value.

Revenue Recognition

Revenue from freight brokerage is recognized upon delivery of goods, and direct expenses associated with the cost of transportation are accrued concurrently. Revenue from driver leasing is recognized when earned based upon standard billing rates charged by the hours worked. Direct expenses associated with the cost of driver leasing are accrued concurrently. Revenue from subcontracted transportation services is recognized upon completion of each trip. Direct expenses associated with the cost of transportation are accrued concurrently. Monthly provision is made for doubtful receivables, discounts, returns and allowances.

Long-lived Assets

In March, 1995 the Financial Accounting Standards Board issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets for Long-Lived Assets to be Disposed of". SFAS 121 required that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and long-lived assets and certain identifiable intangibles to be disposed of to be reported at the lower of carrying amount of fair value less cost to sell. SFAS No. 121 also establishes the procedures for review of recoverability and measurement of impairment, if necessary, of long-lived assets and certain identifiable intangibles to be held and used by an entity. Management has determined that no impairment of the respective carrying value has occurred as of December 31, 1999.

Schedule of Non Cash Investing and Financing Activities

                                      1999

Assets acquired under capital lease	$ 6,500


Acquisition of Transportation Logistics Int'l (UK) Ltd.

On March 26, 1999 the Company acquired all of the issued and outstanding common stock of Transportation Logistics Int'l (UK), an international freight brokerage company, through an acquisition through the issuance of 100,000 shares of Transportation Logistics Int'l, Inc. common stock. The total value of the acquisition is approximately $124,000 (exclusive of acquisition costs). The effective date for the purchase is March 26, 1999. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. The excess (approximately $77,000) of the total acquisition cost over the recorded value of assets acquired was allocated to goodwill and is being amortized over 15 years. The sellers are entitled to additional shares based upon obtaining future profitable operations in excess of $500,000 and $600,000 over the next two years respectively. The accompanying balance sheet includes the assets and liabilities of TLIUK at December 31 1999.


Acquisition of Selected Assets of Commercial Driver Alternatives, Inc.

On November 13, 1999, CDA North America, Inc., acquired selected assets of Commercial Driver Alternatives, Inc., a commercial driver leasing company based in Frederick, MD through the issuance of 75,000 shares of TLI common stock and $68,000 valued at $161,000. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. The excess (approximately $135,000) of the total acquisition cost over the recorded value of assets acquired was allocated to goodwill and customer lists, and is being amortized over 10 and 5 years respectively. The sellers are entitled to additional shares based upon obtaining future profitable operations in excess of $1,000,000 and $2,000,000 over the next two years respectively.

Acquisition of Rewico America, Inc. (Unaudited)

On March 21, 2000 the Company acquired all of the issued and outstanding common stock of Rewico America, Inc., an international freight brokerage company, through an acquisition through the issuance of 475,000 shares of Transportation Logistics Int'l, Inc. common stock. The total value of the acquisition is approximately $589,000 (exclusive of acquisition costs). The effective date for the purchase is March 31, 2000. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. The excess (approximately $38,500) of the acquisition cost over the recorded value of assets acquired was allocated to goodwill and is being amortized over 15 years. The accompanying balance sheet includes the assets and liabilities of Rewico America, Inc. at June 30, 2000.

Acquisition of TLI Bangladesh - (Unaudited)

On March 31, 2000 the Company acquired all of the issued and outstanding common stock of TLI Bangladesh, an international freight brokerage company, through an acquisition through the issuance of 7,290 shares of Transportation Logistics Int'l, Inc. common stock. The total value of the acquisition is approximately $9,000 (exclusive of acquisition costs). The effective date for the purchase is March 31, 2000. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. The accompanying balance sheet includes the assets and liabilities of TLI Bangladesh at June 30, 2000.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising costs during the periods ended December 31, 1999 and 1998 amounted to $46,811 and $7,928, respectively.

Foreign Currency Transactions

In the normal course of business the Company has accounts receivable and accounts payable that are transacted in foreign currencies. The Company accounts for transaction differences, in accordance with Statement of Financial Standard No. 52, "Foreign Currency Translation", and accounts for the gains or losses in operations. For all periods presented, these amounts were immaterial to the Company's operations.

Comprehensive Income

For foreign operations outside the United States that prepare financial statements in currencies other than the U.S. dollar, results of operations and cash flows are translated at average exchange rates during the period and assets and liabilities are translated at end-of-period exchange rates. Translation adjustments are included as a separate component of accumulated other comprehensive income (loss) in shareholders' equity. For the year ended December 31, 1999 the foreign currency translation was $3,455. There were no items of comprehensive income in 1998.

Earnings (Loss) Per Share

The Company plans to compute earnings per share in accordance with Statements of Financial Accounting Standard ("SFAS") No. 128. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Common equivalent shares have been excluded from the computation of diluted EPS since their affect is antidilutive.

Network Start-Up Costs

Pursuant to Statement of Position 98-5, the Company expenses start-up costs associated with its international logistic network. The Statement of Position broadly defines start-up activities as activities related to organizing a new business, as well as one-time activities associated with, opening a new facility, introducing new products or services, conducting business with a new class of customers or in a new territory, and starting a new process in an existing facility or starting a new operation. The company is developing a network of logistics agents which agree to use each others services exclusively per agreed upon terms within specified territories around the world.

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment - at cost, less accumulated depreciation.

                               December 31,
                                   1999

     Furniture and fixtures     $  10,450
     Equipment                    547,996
     Leasehold improvements        18,520

     Less:  accumulated
            depreciation         (138,915)
                                  -------
     Net fixed assets	          $ 438,051
                                 ========

NOTE 4 - INTEREST EXPENSE

Interest expense totaled $3,809 for the year ended December 31, 1999.

NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accrued expenses consist of the following:

                                           December 31,
                                              1999

Payroll and payroll tax liabilities        $ 147,442


NOTE 6 - INCOME TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported or financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

Temporary differences giving rise to the deferred tax liability consist primarily of the excess of depreciation for tax purposes over the amount for financial reporting purposes.

The deferred tax assets are attributable to timing differences of state tax deductions and net operating loss carry back. No valuation allowance has been calculated due to the reasonable expectation that they will be utilized.

Deferred taxes consist of the following at:

                                         December 31,
                                            1999

     Total deferred tax assets           $  22,265
     Deferred tax liability                 (7,215)
                                            ------
     Net deferred tax assets (liability) $ (15,050)
                                           =======
During 1999 and 1998, a benefit (provision) for taxes was recorded as computed below:

                                  1999          1998
Current Income Tax (Expense)
  Federal                      $ (1,595)     $ 1,595
  State                               -        1,052
                                  -----        -----
  Total                          (1,595)       2,647
Deferred Tax (Expense)
  Foreign tax benefit           (21,860)           -
  Federal                         1,392        2,730
  State                             918        1,800
                                 -------      ------
  Total income tax expense     $(21,145)     $ 7,177
                                 ======       ======

The reconciliation of income tax computed at the U.S. Federal statutory rates to income tax expense is as follows:

                                      Percentage of Pretax Income
                                           1999        1998

Tax at US statutory rates                    34.0%   34.0%
State income taxes, net of federal benefit    6.0%    6.0%
Foreign taxes                               (21.0%)  21.0%
Other reconciling items                     (21.0%) (38.0%)
                                            -----    ----
 Income tax provision                          .-%   23.0%
                                            =====    ====

As of December 31, 1999, the Company has no available operating loss carry forwards which may be used to reduce Federal and State taxable income and tax liabilities in future years.

NOTE 7 - TRANSACTIONS WITH RELATED PARTIES

Stockholder Loans

From time to time the Company has advanced loans to several of its stockholders. At December 31, 1999, these loans amounted to $102,098 and have no stated interest rate and no specific repayment terms.

The Company purchases a portion of transportation services from various entities that are controlled by the Company's president and major stockholder. In addition sales are made to these entities. The Company's president and major stockholder also controls other companies whose operations were similar to those of the Company. Per management these Company's operations have been
discontinued during the year 2000.   The following is a summary of transactions
and balances with affiliates for 1999 and 1998.

                                        1999       1998

Sales to affiliates                  $ 27,663    $      -
Due from affiliates (included in
 accounts receivable)                $ 27,663    $      -
Purchases from affiliates            $ 24,843    $      -
Due to affiliates (included in
 accounts payable)                   $ 24,843    $      -
Management fees and administrative
 reimbursements (included in due
 to related party)                   $      -    $ 90,000


Due to affiliate represents amounts due to a related company owned by the Company's president for management and administrative fees.

NOTE 8 - CAPITAL STOCK

Preferred Stock

As of December 31, 1999, the authorized preferred stock of the Company is 10,000,000 shares. As of December 31, 1999 2,600,000 shares of preferred stock are outstanding.

Common Stock

As of December 31, 1999, the authorized common stock of the Company is 25,000,000 shares. As of December 31, 1999 75,000 shares of common stock are outstanding.

NOTE 9 - EMPLOYMENT AND CONSULTANT AGREEMENTS

The Company has employment and consultant agreements with certain employees and consultants expiring at various times through April 2004. Such agreements provide for minimum compensation levels and for incentive bonuses which are payable if specified management goals are attained. The aggregate commitment for future salaries at December 31, 1999 excluding bonuses, was approximately $520,000.

NOTE 10 - COMMITMENTS

Leases

The Company leases land, buildings and equipment under agreements that expire in various years through October 2002. Rental expense under operating leases was $104,364 and $7,712 for the periods then ended December 31, 1999 and 1998, respectively.

The table below shows the future minimum lease payments due under non-cancelable leases at December 31, 1999. Such payments total $203,614 for operating leases.

The net present value of such payments on capital leases was $15,008 after deducting imputed interest of $1,466.
                                                                   2004 and
                           2000       2001      2002       2003      Later


Operating leases        $ 86,484  $ 73,389  $ 24,594   $  4,594    $ 14,553
Capital leases             5,782     5,564     5,128          -           -
                          ------    ------    ------     ------      ------
Minimum lease payments  $ 92,266  $ 78,953  $ 29,722   $  4,594    $ 14,553
                          ======    ======    ======     ======      ======

The Company is the lessee of office equipment under capital leases expiring in 2002. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for 1999.

NOTE 11 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of non-interest bearing cash deposits, accounts receivable, and notes receivable.

Pupil transportation, Inc. provides school transportation services to Essex County, New Jersey and the City of East Orange, New Jersey. CDA North America, Inc. provides employment services for transportation companies in various locations in the United States. Transportation Logistics Int'l Inc. is an international freight broker providing transportation services in various locations across the United States. Transportation Logistics Int'l (UK) LTD is an international freight broker providing transportation services in the United Kingdom, and elsewhere throughout the world.

The Company grants credit to customers substantially all of whom are located in the United States and United Kingdom. The Company has 2 major customer's in the Pupil Transportation subsidiary which account for 25% of consolidated sales in 1999 and 70% in 1998. Sales to these customers were $1,745,153 and $551,577 for 1999 and 1998 respectively. Accounts receivable from these customers totaled $289,587 and $137,280 at December 31, 1999 and 1998 respectively.

The Company expects that a significant portion of its future revenues will continue to be generated by a limited number of customers. The loss of any of these customers could materially and adversely affect its operating results.

From time to time, the Company places its temporary cash investments and non-interest bearing deposits with financial institutions with balances in excess of the FDIC insured limits. Management has attempted to reduce its credit risk by placing its deposits in various financial institutions. Consequently, in managements opinion, no significant concentrations of credit risk exist for the companies. On December 31, 1999 $60,150 of cash exceeded FDIC insured limits.

Management has attempted to reduce its credit risk by demanding payment prior to the delivery of goods on most freight transactions, and by reviewing credit worthiness of driver leasing customers.

Substantially all employees of the Pupil Transportation subsidiary are covered by a collective bargaining agreement. These agreements continue in force until August 2002.

NOTE 12 - LEASES

Following is a summary of property held under capital leases:

                                   1999

Office Equipment                $ 15,008
Less: accumulated amortization    (1,175)
                                  ------
                                $ 13,833
                                  ======

The interest rate on the capitalized lease is 10% and is imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implied rate of return.

NOTE 13 - PENSION PLANS

Transportation logistics Int'l (UK) ltd sponsors a defined contribution pension plan for all management employees. Contributions are 5% of salaries. Contributions to the plan for 1999 was $12,185.

NOTE 14 - OPERATING SEGMENTS

The Company's operations are classified into four principal reportable segments that provide different products or services. Logistics Services U.S., Logistics Services UK, Student transportation, commercial driver leasing. Separate management of each segment is required because each business unit is subject to different marketing, and operating strategies and different geographic locations.


Segmental Data
Reportable Segments
Year Ended 12/31/99

                       TLI US     TLI UK      PUPIL        CDA        TOTAL
===============================================================================
External Revenues    $ 376,644   $2,229,198  $1,745,153  $2,710,030  $7,061,025

Intersegment Revenues   (2,979)     (49,327)          -           -     (92,306)

Total Revenues       $ 333,665   $2,179,871  $1,745,153  $2,710,030  $6,968,719

Depreciation &
  Amortization       $       -   $   26,263  $   83,477  $   27,010  $  136,750

Operating Income
 (loss)              $  16,368   $  (25,330) $      973  $     (575) $   (8,564)

Assets               $ 287,670   $  494,521  $  864,546  $  612,568  $2,259,305

Capital Expenditures $       -   $   45,685  $  315,054  $   10,280  $  371,019


Reportable Segments
Period from July 1, 1998 (Date of Inception through 12/31/98

                       TLI US     TLI UK      PUPIL        CDA        TOTAL
===============================================================================
Revenues             $      -    $       -   $  551,578  $  224,647  $  776,225

Intersegment Revenues       -            -            -           -           -

Total Revenues       $      -    $       -   $  551,578  $  224,647  $  776,225

Depreciation &
  Amortization       $      -    $       -   $   14,998  $    3,777  $   18,775

Operating Income
 (loss)              $      -    $       -   $   31,588  $     (746) $   30,842

Assets               $      -    $       -   $  572,477  $  352,053  $  924,530

Capital Expenditures $      -    $       -   $  154,425  $   26,654  $  181,079


Measurement of Segment Profit and Assets

There are no differences in the basis of measuring segment profit and assets. Intersegment transactions that occur are based on current market prices and all intersegment profit is eliminated in consolidation. The Company employs shared service concepts to realize economies of scale and efficient use of resources. The costs of shared services and other corporate center operations managed on a common basis are allocated to the segments based on usage, where possible or other factors based on the nature of the activity. The accounting policies of the reportable operating segments are the same as those described in the summary of significant accounting policies.

NOTE 15 - NON CASH INVESTING ACTIVITIES

                                                   1999        1998

Property acquired under capital lease           $  15,500  $       -
Investment of net assets of subsidiaries        $ 124,000  $ 135,201
Liabilities assumed                             $ 202,413  $       -

NOTE 16 - NOTES PAYABLE BANK

The Company's UK subsidiary has the following short term notes payable.

Note Payable to Bank	   $  65,000
Overdraft Facility         76,652
                          -------
                        $ 141,652
                          =======

Note payable to the bank and the overdraft facility bear interest at 3% above the L.I.B.O.R. rate and are secured by substantially all of the companies assets and are personally guaranteed by the subsidiary's president and the parent company.

NOTE 17 -  LITIGATION

The Company, several related companies, its president and certain employees are defendants in a lawsuit filed by an alleged acquisition candidate for alleged breach of contract. The complaint does not specify an amount for damages. The Company believes the suit is completely without merit and intends to vigorously defend its position.

The Company, several related companies, its president and its subsidiaries are defendants in a lawsuit filed by one of its former vendors. At this stage in the proceedings the probable outcome is unknown. The Company has a counter claim based upon defective services provided by the vendor. The Company believes the settlement of the lawsuit will not exceed amounts already recorded in the financial statements.

NOTE 18 -  EVENTS SUBSEQUENT TO THE DATE OF THE AUDIT REPORT

Purchase of Rewico America, Inc.

On March 21, 2000 the Company agreed to purchase all of the outstanding common stock of Rewico America, Inc., an international freight broker in exchange for 475,000 shares of its common stock, in a business combination anticipated to be accounted for as a purchase.

Investment Banking Agreement

The Company's board of directors has authorized management to retain the services of an investment banking firm to help in the location of a potential merger candidate whereby the Company would complete a business combination for controlling shares of a publicly traded company in exchange for 100% of the company's issued and outstanding shares. Additionally, management has been authorized to raise additional capital by the sale of its common stock under agreements that provide for fees of up to 15% of any funds raised by investment banking firms.